UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2009

REGIS CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or other jurisdictionof incorporation)	(Commission File Number)	(IRS Employer Identification No)

7201 Metro Boulevard
Minneapolis, MN 55439
(Address of principal executive offices and zip code)

(952) 947-7777
(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Regis Corporation
Current Report on Form 8-K

ITEM 8.01. OTHER EVENTS.

On July 14, 2009, Regis Corporation (Regis) announced the completion of its public offering of $150 million aggregate principal amount of its 5.0% convertible senior notes due 2014 and 11,500,000 shares of its common stock at $12.37 per share, which was the closing price per share on July 8, 2009.

The notes are unsecured, senior obligations of Regis and interest is payable semi-annually at a rate of 5.0% per year. The notes will mature on July 15, 2014. The notes will be convertible subject to certain conditions at an initial conversion rate of 64.6726 shares of Regis common stock per $1,000 principal amount of notes (representing an initial conversion price of approximately $15.46 per share of Regis common stock), subject to adjustment in certain circumstances.

A copy of the News Release issued by the Company in connection with this Item 8.01 is attached as Exhibit 99.1 and incorporated by reference herein.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

EXHIBIT NUMBER
99.1	Regis Corporation News Release dated July 14, 2009

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

	By:	/s/ Eric Bakken
Dated: July 14, 2009		Name: Eric Bakken, Title: Secretary

EXHIBIT INDEX

EXHIBIT NUMBER
99.1	Regis Corporation News Release dated July 14, 2009